UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 11, 2008

BLUE MOUNTAIN RESOURCES INC.

(Exact name of registrant as specified in this charter)

NEVADA	333-143694	98-0550407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Marcus Blvd. Hauppauge, NY	11788
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (631) 656-2000

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On April 9, 2008, Blue Mountain Resources, Inc., a Nevada corporation (the “Company”), dismissed Moore & Associates Chartered as its independent registered public accounting firm. Effective March 24, 2008, we engaged Jewett, Schwartz, Wolfe & Associates as our new independent registered public accounting firm. Our Board of Directors has approved the dismissal of Moore & Associates Chartered and the appointment of Jewett, Schwartz, Wolfe & Associates as our new independent registered public accounting firm.

The report of Moore & Associates Chartered on the financial statements for either of the one most recent completed fiscal years did not contain any adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for the following:

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $28,063 as at October 31, 2007 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

During the Company’s most recent annual report for the ended October 31, 2007, three prior interim quarters January 31, 2007, May 30, 2007, and August 31, 2007, there were no disagreements with Moore & Associates Chartered on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates Chartered, would have caused it to make reference to the subject matter of the disagreements in connection with its report with respect to the financial statements of the Company.

During the Company’s most recent annual report for the ended October 31, 2007, three prior interim quarters January 31, 2007, May 30, 2007, and August 31, 2007, there were no “reportable events” as such term is described in Item 304(a)(1)(v) of Regulation S-B under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the Company.

During the Company’s most recent annual report for the ended October 31, 2007, three prior interim quarters January 31, 2007, May 30, 2007, and August 31, 2007, the Company did not consult with Jewett, Schwartz, Wolfe & Associates with respect to the Company regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B under the Exchange Act and the related instructions to Item 304 of Regulation S-B) or a “reportable event” (as such term is described in Item 304(a)(1)(v) of Regulation S-B), or (iii) any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

The Company has furnished a copy of this Report to Moore & Associates Chartered and requested them to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. The letter from Jewett, Schwartz, Wolfe & Associates will be submitted when received with an amended filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 16.1	Letter of Moore & Associates Chartered.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blue Mountain Resources Inc.

Date: April 11, 2008.

	By	/s/ Bruce Weitzberg
Bruce Weitzberg
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
16.1	Letter of Moore & Associates Chartered.